UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

PLAINS EXPLORATION & PRODUCTION COMPANY
(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code:  (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          The Organization & Compensation Committee (the “Committee”) of the Board of Directors of Plains Exploration & Production Company (“PXP”) has adopted an Annual Performance Incentive Plan (the “Plan”) for its executive officers, which is effective for 2012.    Historically, annual incentive compensation has consisted of a cash bonus based upon a “target” for each executive officer, which is equal to 100% of such officer’s base salary.  After a year-end review of PXP’s performance, the Committee determined the amount of the annual incentive payment, if any, that would be awarded to an executive officer based on the Committee’s evaluation of certain factors.

The Committee will still make a determination with respect to 50% of each executive officer’s target bonus based on certain factors outlined in PXP’s annual proxy statement.  The remaining 50% of each executive officer’s target bonus will be based on objective criteria as set forth in the Plan.  Under the terms of the Plan, PXP’s stock performance will be measured against the performance of the S&P Oil and Gas E&P (SPSIOP) index.  Performance is measured from the closing price on the last trading day of the year proceeding the year for which the bonus determination is being made, through the last trading day of the year for which the bonus determination is being made.  The index performance, stated as a percentage, is subtracted from PXP’s stock performance, stated as a percentage, to determine the performance delta.  The performance delta is multiplied by four, which is then either added to or subtracted from the target percentage to obtain a final payout percentage.

Item 7.01  Regulation FD Disclosure.

On January 2, 2013, PXP issued a press release announcing it had entered into a definitive agreement to participate in the significant and highly prospective exploration play offshore Morocco.  Subject to customary closing conditions including the receipt of Moroccan governmental approvals, PXP will make a cash payment of $15 million to farm-in to Pura Vida Energy’s 75% working interest in the 2.7 million acre Mazagan permit area offshore Morocco.  PXP will earn a 52% working interest and act as operator in exchange for funding 100% of the costs of certain specified exploration activities that will include a commitment to fund and drill two wells, and if agreed, various additional exploration operations subject to a maximum of $215 million. The first exploration well will primarily target the Toubkal prospect and is expected to be drilled in 2014.  The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01

(d)  Exhibits

99.1           Plains Exploration & Production Company press release dated January 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: January 4, 2013	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 99.1	Plains Exploration & Production Company press release dated January 2, 2013.